                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                  EXCHANGE ACT OF 1934 (AMENDMENT NO.       )

FILED BY THE REGISTRANT /X/       FILED BY A PARTY OTHER THAN THE REGISTRANT / /

--------------------------------------------------------------------------------

Check the appropriate box:
/ / Preliminary Proxy Statement
/X/ Definitive Proxy Statement
/ / Definitive Additional Materials
/ / Soliciting Material Pursuant to sec.240.14a-11(c) or sec.240.14a-12 / / Confidential, for Use of the Commission Only (as permitted by Rule
    14a-6(e)(2))

                           PSYCHEMEDICS CORPORATION
                (Name of Registrant as Specified In Its Charter)

                   (Name of Person(s) Filing Proxy Statement)

PAYMENT OF FILING FEE (CHECK THE APPROPRIATE BOX):
/X/ No fee required.
/ / Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

   1) Title of each class of securities to which transaction applies:

   2) Aggregate number of securities to which transaction applies:

   3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

   4) Proposed maximum aggregate value of transaction:

   5) Total fee paid:

/ / Fee paid previously with preliminary materials.

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

   1) Amount Previously Paid:

   2) Form, Schedule or Registration Statement No.:

   3) Filing Party:

   4) Date Filed:

--------------------------------------------------------------------------------

                            PSYCHEMEDICS CORPORATION


                            1280 Massachusetts Avenue
                         Cambridge, Massachusetts 02138


                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                                                        Cambridge, Massachusetts
                                                        April 2, 1997

     The Annual Meeting of Stockholders will be held on May 8, 1997 at 9:30 a.m. at the Radisson Hotel & Suites Chicago, 160 East Huron Street, Chicago, Illinois, for the following purposes:

          1. To elect directors of the Company for the ensuing year and until their respective successors are chosen and qualified;

          2. To consider and vote upon a proposal to ratify the amendment by the Company of the Company's 1989 Employee Stock Option Plan;

          3. To consider and vote upon a proposal to ratify the Company's selection of Arthur Andersen LLP as auditors of the Company for the year ending December 31, 1997; and

          4. To consider and act upon matters incidental to the foregoing and to transact such other business as may properly come before the meeting.

     The Board of Directors has fixed the close of business on March 14, 1997, as the record date for the determination of stockholders entitled to receive notice of and to vote at the Annual Meeting of Stockholders.

                                                    Edward S. Brewer, Jr.
                                                          Secretary


     The Company's Annual Report for 1996 containing a copy of the Company's Form 10-K (excluding exhibits) for the year ended December 31, 1996 is enclosed herewith.







--------------------------------------------------------------------------------


     Please fill in, date, sign and mail promptly the accompanying proxy in the return envelope furnished for that purpose, whether or not you plan to attend the meeting.

--------------------------------------------------------------------------------

                            PSYCHEMEDICS CORPORATION

                            1280 Massachusetts Avenue
                         Cambridge, Massachusetts 02138

                                 PROXY STATEMENT

                         ANNUAL MEETING OF STOCKHOLDERS
                            TO BE HELD ON MAY 8, 1997




     This statement is furnished to the stockholders of PSYCHEMEDICS CORPORATION (hereinafter, the "Company") in connection with management's solicitation of proxies to be used at the Annual Meeting of Stockholders on May 8, 1997 and at any adjournment of that meeting. The approximate date on which this proxy statement and accompanying proxy are being sent to stockholders of the Company is April 2, 1997. Each proxy delivered pursuant to this solicitation is revocable at the option of the person executing the same by written notice delivered to the Secretary of the Company at any time before the proxy is voted. A stockholder who attends the Annual Meeting in person may revoke his or her proxy at that time and vote his or her shares if such stockholder so desires. The presence in person or by proxy of stockholders entitled to cast a majority of the outstanding shares, or 10,913,896 shares, shall constitute a quorum. With respect to the election of Directors, the Company will treat votes withheld as shares that are present for purposes of determining a Quorum. A plurality is required to elect Directors, so the six persons receiving the greatest number of votes will be elected. Withheld votes will not affect the outcome of the election. With respect to the amendment of the 1989 Employee Stock Option Plan and the approval of auditors, the Company will treat abstentions as shares that are present and entitled to vote for purposes of determining a quorum. Since a majority of the shares represented at the meeting and entitled to vote is required for approval, abstentions will have the effect of a vote against approval of these proposals. If a broker indicates on a proxy that it does not have discretionary authority as to certain shares to vote on a particular matter, those shares will be considered as present for quorum purposes but not as shares entitled to vote with respect to that matter. Accordingly, broker non-votes will have no effect on such a matter.

     All share and per share price information set forth in this Proxy Statement has been restated to give effect to the 3% stock dividend declared on June 11, 1996 and distributed by the Company on July 3, 1996 to stockholders of record on June 21, 1996.

     All shares represented by a properly executed proxy will be voted unless it is revoked and, if a choice is specified, will be voted in accordance with such specification. If no choice is specified, the proxies will be voted FOR the election of the six nominees named under "Election of Directors", unless authority to do so is withheld with respect to one or more of the nominees, FOR the amendment of the 1989 Employee Stock Option Plan and FOR the ratification of the Company's selection of Arthur Andersen LLP as auditors for the year ending December 31, 1997. In addition, the proxy will be voted in the discretion of the proxy holders with respect to such other business as may properly come before the meeting. The officers and directors of the Company as a group own beneficially 33.4% of the outstanding shares of Common Stock of the Company (see "Principal Stockholders and Stockholdings of Management"). The Company expects that its officers and directors will vote the shares owned by them FOR the election of such six nominees, FOR the amendment of the 1989 Employee Stock Option Plan, and FOR the ratification of the Company's selection of Arthur Andersen LLP as auditors.

     As of March 14, 1997, the Company had outstanding 21,827,791 shares of Common Stock. Each share of the outstanding Common Stock is entitled to one vote. Only holders of Common Stock of record on the books of the Company at the close of business on March 14, 1997 will be entitled to receive notice of and to vote at the Annual Meeting.

                              ELECTION OF DIRECTORS

    At the Annual Meeting, directors are to be elected to hold office for the ensuing year and until their respective successors are chosen and qualified. The Board of Directors has fixed the size of the Board at six and has nominated six persons, all of whom are now directors of the Company, to serve until the next Annual Meeting of Stockholders and until their successors are elected and qualified. If the enclosed proxy is duly executed and received in time for the Meeting, and unless authority to do so is withheld, it will be voted to elect as directors the following nominees: Raymond C. Kubacki, Jr., Werner A. Baumgartner, Ph.D., A. Clinton Allen, Donald F. Flynn, John J. Melk and Fred J. Weinert. (For a description of the business experience of such nominees, see "Business Experience of Nominees and Executive Officers" below.) In the event that any of the nominees become unavailable, then the proxy holders shall have the right: (i) to vote for such substitute, if any, as the present Board of Directors may designate; (ii) to leave a vacancy on the Board; or (iii) to fix the number of directors for the ensuing year at less than six.

     The Company does not have any nominating or compensation committees of the Board of Directors. The Audit Committee, whose members are Messrs. Flynn, Melk and Weinert, did not meet during 1996. The Stock Option Committee, whose members are Messrs. Flynn, Melk and Weinert, administers the 1989 Employee Stock Option Plan, including the determination of employees who are to be granted options under the Plan, the number of shares subject to each option, and the term of each option. The Stock Option Committee met one time during 1996 and acted by unanimous written consent in lieu of meetings on three occasions during 1996.

     During the year ended December 31, 1996, there were three meetings of the Board of Directors. All of the directors attended, in person or by telephone, all three meetings of the Board of Directors, except for Mr. Melk who attended only two of the meetings. The directors also acted by unanimous written consent on six occasions during 1996. The directors regularly consult with management and are kept informed of business developments and financial results as they occur.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Based solely on its review of copies of reports filed pursuant to Section 16(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or written representations from persons required to file such reports ("Reporting Persons"), the Company believes that, except as follows, all such filings required to be made by such Reporting Persons were timely made in accordance with the requirements of the Exchange Act. In August, 1996 Dr. Baumgartner filed a Form 4 for the month of April, 1995 to report a gift which he made during such month. In July, 1996 Dr. Kippenberger filed a Form 4 relating to a transaction in June, 1996 after the date specified therefor.

                       BUSINESS EXPERIENCE OF NOMINEES AND
                               EXECUTIVE OFFICERS

     Following is a list of names, ages and positions with the Company of all nominees for election as directors and all executive officers of the Company.

              NAME                    AGE                      POSITION
              ----                    ---                      --------

     Raymond C. Kubacki, Jr.          52            Chief Executive Officer,
                                                    President, Director and
                                                    Nominee

     Werner A. Baumgartner, Ph.D.     61            Chairman of the Board,
                                                    Director and Nominee

     A. Clinton Allen                 53            Vice Chairman of the
                                                    Board, Director and
                                                    Nominee

     Donald F. Flynn                  57            Director and Nominee

     John J. Melk                     60            Director and Nominee

     Fred J. Weinert                  49            Director and Nominee

     Donald J. Kippenberger, Ph.D.    50            Vice President - Laboratory
                                                    Operations

     William R. Thistle               47            Vice President, General Counsel


     Thomas Cairns, Ph.D., Dsc.       56            Vice President-Technology
                                                    Research & Development

     Bruce M. Stillwell               35            Vice President,
                                                    Treasurer, Controller


     All directors hold office until the next Annual Meeting of Stockholders or until their successors are elected. Officers serve at the discretion of the Board of Directors.

     Mr. Kubacki joined the Company in July, 1991 as a director and as President and Chief Executive Officer. During the five years prior to joining the Company, he served as Vice President-National Accounts and Director of Sales and Marketing for Reliance COMM/TEC Corporation, a subsidiary of Reliance Electric Co.

     Dr. Baumgartner, a founder of the Company, has served as Chairman of the Board and a director of the Company since its organization in September, 1986. Dr. Baumgartner has served as the Company's Director of Scientific and Regulatory Affairs since May, 1989. Dr. Baumgartner received his Ph.D. in physical chemistry in 1963 from the University of New South Wales, Sydney, Australia, and has been engaged in physical and biophysical chemistry research since 1960 holding research and teaching positions at University of New South Wales; Long Beach State University; the Jet Propulsion Laboratory at the California Institute of Technology; University of California, Los Angeles; and University of Southern California. Dr. Baumgartner has been the director of the Radioimmunoassay and In Vitro Laboratory of the Nuclear Medicine Service, Veterans Administration Hospital, Wadsworth, Los Angeles, California since 1976, serving in such capacity on a part-time basis since February, 1987.

     Mr. Allen is Chairman and Chief Executive Officer of A.C. Allen & Company, Inc., an investment banking consulting firm located in Cambridge, Massachusetts. Mr. Allen currently serves as a director of Swiss Army Brands, Inc. and is a member of its Executive Committee, and as a director of SweetWater, Inc. He also serves as a director and Vice Chairman of The DeWolfe Companies, Inc. Mr. Allen has been a director of the Company since 1989.

     Mr. Flynn has been the sole stockholder and Chairman of the Board of Flynn Enterprises, Inc., a financial advisory and venture capital firm, since February, 1988. Mr. Flynn also was Chairman of the Board from July, 1992 until February, 1996 and Chief Executive Officer from July, 1992 until May, 1995 of Discovery Zone, Inc., an operator of indoor entertainment and fitness facilities for children. On March 25, 1996, Discovery Zone, Inc. filed a voluntary petition under Chapter 11 of the U.S. Bankruptcy Code. From 1972 to December, 1990, Mr. Flynn served in various positions with WMX Technologies, Inc. (formerly Waste Management, Inc.) including Senior Vice President and Chief Financial Officer. Mr. Flynn currently serves as a director of WMX Technologies, Inc. and its affiliated entities, Waste Management International plc, Wheelabrator Technologies, Inc., and Extended Stay America, Inc., an owner and operator of extended-stay lodging facilities. Mr. Flynn has been a director of the Company since 1989.

     Mr. Melk currently serves as Chairman of H20 Plus, L.P. which develops and manufactures health and beauty aid products and distributes them through a company-owned chain of specialty retail stores as well as over 300 wholesale/department stores. He also serves as Chairman of MW Partners, an investor in commercial and residential real estate developments. From 1987 to 1989, he was Vice Chairman of the Board of Blockbuster Entertainment Corporation. From 1971 to 1975 Mr. Melk was Vice President of Corporate Development for WMX Technologies, Inc. and from 1975 to 1984 held the position of President of WMI International, Ltd. based in London, England. He is a director of Republic Industries, Inc. and Extended Stay America, Inc. Mr. Melk has been a director of the Company since 1991.

     Mr. Weinert serves as President of San Telmo, Inc. (investment group), Barrington Services Group (a business advisory firm and commercial real estate developer), Here's Hollywood, Inc. (a Blockbuster Video franchisee) and Vice President of H20 Plus, S.A. (a distributor of cosmetics, bath products and fragrances in Argentina, Chile and Uruguay). From June, 1989 to February, 1995 he was President of H20 Plus L.P., MW Partners, and Century Entertainment Ltd. Previous to that he was President of Waste Management International, Inc. from December, 1983 to June, 1989. He serves on the Business Advisory Council for the University of Dayton. Mr. Weinert has been a director of the Company since 1991.

     Dr. Kippenberger joined the Company in January, 1994 as Vice President of Laboratory Operations. From 1987 to 1990 he was the Technical Director of the Wiesbaden Forensic Toxicology Drug Testing Laboratory, one of the U.S. Army's largest drug testing laboratories. From 1990 to 1993 he served as the Forensic Toxicology Consultant to the U.S. Army Surgeon General where he directed policy, technical operations and inspection oversight of the four U.S. Army toxicology drug testing laboratories. Dr. Kippenberger is a National Institute on Drug Abuse (NIDA) inspector, and a College of American Pathologists inspector.

     Mr. Thistle joined the Company in September, 1995 as Vice President and General Counsel. Prior to joining the Company, he served as Associate General Counsel for MGM Grand in Las Vegas from 1993 to 1995. From 1989 to 1993, Mr. Thistle was Associate General Counsel for Harrah's Casino Resorts.

     Dr. Cairns joined the Company in July, 1995 as Vice President of Technology Research & Development. An authority in the field of mass spectrometry, Dr. Cairns served as a Senior Research Scientist with the Food and Drug Administration during his 21 year tenure with that agency.

     Mr. Stillwell joined the Company in September, 1995 as Vice President and Controller. In January, 1996 he was elected Treasurer of the Company. Prior to joining the Company, he was employed by Organogenesis, Inc. where he served in various positions including Controller. From 1983 to 1988 Mr. Stillwell was employed in the audit division of Arthur Andersen LLP.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     On January 6, 1997 the Company loaned $209,892 to Raymond C. Kubacki, Jr., the Company's Chief Executive Officer and a director of the Company, in order to permit Mr. Kubacki to exercise incentive stock options with respect to 87,821 shares of Common Stock which the Company granted to him in 1992 and were to expire on January 7, 1997. The loan is repayable on January 6, 1998 and bears interest at a rate of 5.88% per annum, representing the federal short term rate in effect on such date, plus one quarter percentage point. Interest is payable together with principal. The loan is secured by a pledge of the 87,821 shares acquired on exercise of the option. Mr. Kubacki is permitted to sell the pledged shares, but is required to remit to the Company the proceeds of such sale, less any income taxes payable with respect to such sale. As of March 14, 1997, the aggregate principal amount of the loan and accrued unpaid interest thereon was $212,157.

                  EXECUTIVE COMPENSATION AND OTHER INFORMATION

                 SUMMARY OF CASH AND CERTAIN OTHER COMPENSATION

     The following table shows, for the three year period ended December 31, 1996, the cash compensation paid by the Company as well as certain other compensation paid or accrued for such year, to the Company's Chief Executive
Officer and the Company's four other most highly compensated executive officers
(collectively the "named executive officers").

                                            SUMMARY COMPENSATION TABLE

                                                                      Long-Term
                                                                     -------------
                                                                     Compensation
                                     Annual Compensation                Awards
                       --------------------------------------------  -------------
Name and                                               Other Annual   Securities
Principal                      Salary        Bonus     Compensation    Underlying     All Other
Position              Year       $             $            $        Options(#)(2)  Compensation($)
--------              ----     -------       -----     ------------  -------------  ---------------

Raymond C.            1996       175,000          0        (1)       50,000            -0-
Kubacki, Jr.          1995       158,333          0        (1)      257,501            -0-
 President &          1994       150,000     35,000        (1)       51,500            -0-
 CEO

Werner A.             1996       119,086          0        (1)       15,000        2,309(3)
Baumgartner           1995       116,887          0        (1)       41,200        2,309(3)
 Chairman             1994       115,006          0        (1)          -0-        2,705(3)

A. Clinton Allen      1996       125,000          0        (1)       50,000            -0-
 Vice Chairman        1995       125,000          0        (1)       61,800            -0-
                      1994       103,125          0        (1)          -0-            -0-

Donald J.             1996       102,500          0        (1)        6,000            -0-
Kippenberger          1995       100,000          0        (1)       20,600            -0-
 Vice President -     1994        90,000          0        (1)          -0-            -0-
 Laboratory
 Operations

Thomas Cairns         1996       102,500          0        (1)        6,000            -0-
 Vice President -     1995        50,000          0        (1)       25,750            -0-
 Technology           1994           ---        ---        ---          ---            ---
 Research and
 Development
-----------

(1) Any perquisites or other personal benefits received from the Company by the named executive were substantially less than the reporting thresholds established by the Securities and Exchange Commission (the lesser of $50,000 or 10% of the individual's cash compensation).

(2) Share amounts for prior years have been adjusted to reflect the Company's 3% stock dividend paid on July 3, 1996.

(3) Represents life insurance premiums paid by the Company on behalf of Dr. Baumgartner.

STOCK OPTION GRANT TABLE

     The following table contains information concerning the grant of stock options to the named executive officers of the Company during the Company's fiscal year ended December 31, 1996:



                                   OPTIONS GRANTS IN LAST FISCAL YEAR
                                                                                     Potential Realizable Value
                                           % of Total                                of Assumed Annual Rate
                                            Options         Exercise                 of Stock Appreciation
                                            Granted to       or Base                 for Option Term
                             Options       Employees in     Price       Expiration    ---------------------------
    NAME                     Granted       Fiscal Year      ($/sh)(5)   Date            0%    5%($)        10%($)
    ----                     ----------    ------------     ---------   -----------     --    -----        ------

Raymond C. Kubacki, Jr.     50,000(1)(2)        25.8          6.00        12-16-06      0     188,668      478,123

Werner A. Baumgartner       15,000(1)(3)         7.7          6.00        12-16-06      0      56,600      143,437

A. Clinton Allen            50,000(4)           25.8          6.00        12-16-06      0     188,668      478,123

Donald J. Kippenberger      6,000(1)(3)          3.1          6.00        12-16-06      0      22,640       57,374

Thomas Cairns               6,000(1)(3)          3.1          6.00        12-16-06      0      22,640       57,374

-----------------------

(1) These options were granted pursuant to the Company's 1989 Employee Stock Option Plan.

(2) Of these options, options with respect to 12,500 shares are incentive stock options and vest in full on December 16, 2000; options with respect to 37,500 shares are non-qualified stock options and vest with respect to 12,500 shares on December 16, 1997, and with respect to 12,500 on each of the two anniversary dates thereafter. Notwithstanding the foregoing vesting schedule, these options become exercisable in full upon a "change of control" of the Company. See "Employment Contracts and Change- in-Control Arrangements".

(3) These options are all incentive stock options and vest with respect to 25% of the shares covered thereby on December 16, 1997, and with respect to an additional 25% on each of the three anniversary dates thereafter.

(4) Of these options, options with respect to 36,694 shares are incentive stock options granted under the Company's 1989 Employee Stock Option Plan and vest with respect to 5,412 shares on December 16, 1997, with respect to 9,391 shares on December 16, 1998, with respect to 9,391 shares on December 16, 1999, and with respect to 12,500 shares on December 16, 2000; options with respect to 13,306 shares are non-qualified stock options granted under the Company's 1991 Non-Qualified Stock Option Plan and vest with respect to 7,088 shares on December 16, 1997, with respect to 3,109 shares on December 16, 1998, and with respect to 3,109 shares on December 16, 1999.

(5)  Represents the market value on the date of grant.

OPTION EXERCISES AND YEAR-END VALUES

     The following table sets forth information with respect to the named executives concerning each exercise of stock options during the fiscal year and the number and value of unexercised options held as of December 31, 1996.

                    AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND YEAR-END OPTION VALUES

                                                            Number of unexercised                Value of unexercised
                                                              options at fiscal                 in-the-money options at
                                 Shares        Value              year-end(#)                    fiscal year-end ($) (2)
                                Acquired      Realized    ------------------------------     -------------------------------
   Name                        on Exercise     ($)(1)      Exercisable    Unexercisable       Exercisable     Unexercisable
   ----                        -----------   ---------     -----------    -------------       -----------     -------------
Raymond C. Kubacki, Jr.        150,000        783,500       719,986          243,126            2,612,444         382,391

Werner A. Baumgartner, Ph.D.    89,610        303,090       100,425           58,775              376,130         149,376

A. Clinton Allen                46,350        171,031       146,775          109,225              537,892         200,824

Donald J. Kippenberger           2,030          9,387        22,402           27,888               88,971          75,849

Thomas Cairns                        0              0         6,438           25,312               17,576          52,722

---------------

(1) Value represents the difference between the closing price of the Common Stock on the date of exercise and the exercise price, multiplied by the number of shares acquired on exercise.

(2) Represents the fair market value of the Company's Common Stock on December 31, 1996 ($6.00 per share based on the closing price on the American Stock Exchange) minus the exercise price per share, of the in-the-money options, multiplied by the number of shares subject to each option.

EMPLOYMENT CONTRACTS AND TERMINATION OF EMPLOYMENT AND CHANGE-IN-CONTROL ARRANGEMENTS

     Effective as of July 16, 1991 Mr. Kubacki entered into an employment contract with the Company at a rate of salary to be determined by the Board of Directors. Pursuant to the terms of this contract, Mr. Kubacki serves as President and Chief Executive Officer. The contract includes an assignment of inventions provision and a non disclosure provision.

     In connection with the grants by the Company to Mr. Kubacki on April 4, 1995, September 1, 1995 and December 16, 1996 of options to acquire shares of the Company's Common Stock, the Company agreed that notwithstanding the vesting schedule stated in the applicable option agreement, such options would become exercisable in full upon a change-in-control of the Company. The following events constitute a change-in-control for purposes of the option agreements: (a) the aggregate number of shares beneficially owned by the group of investors which purchased securities of the Company on May 15, 1989 is less than the number held by any other person or group, (b) the Company sells, leases or transfers all or substantially all of its assets, or (c) the Company merges or consolidates with another company and the existing stockholders of the Company end up owning less than 50% of the combined company.

     On May 15, 1994, the Company entered into a three-year employment contract with Werner A. Baumgartner, Ph.D. regarding his services as Director of Scientific and Regulatory Affairs. Under the contract, which expires May 14, 1997, Dr. Baumgartner is compensated at an annual base salary of $115,672 for the initial twelve month period, with cost-of-living adjustments thereafter, and is entitled to compensation for six months following death or disability. The agreement also provides that in the event

Dr. Baumgartner's salary as a part-time employee at Wadsworth V.A. Hospital, Los Angeles, California should at any time be reduced, the Company will increase Dr. Baumgartner's salary by the amount of such reduction.

     On January 1, 1994 Dr. Kippenberger entered into an employment contract with the Company which is generally terminable with ninety days prior written notice. Pursuant to the terms of this contract, Dr. Kippenberger serves as Vice President - Laboratory Operations at a salary of not less than $90,000 per annum. The contract includes an assignment of inventions provision, a non disclosure provision, and a two year covenant not to compete with the Company following termination.

     On July 1, 1995 Dr. Cairns entered into an employment contract with the Company which is generally terminable with ninety days prior written notice. Pursuant to the terms of this contract, Dr. Cairns serves as Vice President - Technology Research & Development at a salary of not less than $100,000 per annum. The contract includes an assignment of inventions provision, a non disclosure provision, and a two year covenant not to compete with the Company following termination.


COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     During fiscal year 1996, Dr. Baumgartner, and Messrs. Kubacki and Allen, each of whom was both a director and an executive officer of the Company during the year ended December 31, 1996, participated in deliberations of the Board of Directors during such year concerning executive officer compensation.

BOARD OF DIRECTORS REPORT ON EXECUTIVE COMPENSATION
---------------------------------------------------

     The Company's executive compensation program is designed to attract, retain and reward executives who are responsible for leading the company in achieving its business objectives. This report is submitted by the Board of Directors and addresses the compensation policies for fiscal 1996 as they affected Mr. Kubacki, in his capacity as Chief Executive Officer of the Company, and the other executive officers of the Company.

     Compensation Philosophy
     -----------------------

     The Company's executive compensation philosophy is based on the belief that competitive compensation is essential to attract, motivate and retain highly qualified and industrious employees. The Company's policy is to provide total compensation that is competitive for comparable work and comparable corporate performance. The compensation program is also designed to link the interests of the Company's executives to the interests of the Company's shareholders.

     At present, the executive compensation program is comprised of salary, cash incentive opportunities, long-term incentive opportunities in the form of stock options, and benefits typically offered to executives by major corporations. As an executive's level of responsibility increases, the greater the mix of compensation shifts to reliance on the value of the Common Stock through stock-based awards.

     Section 162(m) of the Internal Revenue Code generally disallows a tax deduction to public companies for compensation over $1 million paid to its chief executive officer and its four other most highly compensated executive officers. Qualifying performance-based compensation is not subject to the deduction limit if certain requirements are met. It is the Board's objective to maximize deductibility under Section 162(m) with minimal sacrifices in flexibility and corporate objectives. Accordingly, with respect to compensation payable to an applicable executive officer which would otherwise be nondeductible, it is the Company's policy that such amounts be deferred until the limitation on deductibility no longer applies with respect to such person.

     Compensation Elements
     ---------------------

              Base Salary
              -----------

     At the executive officer level, base salaries are conservative when compared with companies of similar size and financial performance. Salary ranges are assigned to each position based on a comparison of Psychemedics positions with similar positions in companies of similar size in the Company's industry, with range midpoints established at the average of the marketplace. Actual salaries within the appropriate range depend upon individual performance, experience and internal equity and are reviewed and may be adjusted annually by the Company. Salary levels for executives other than the Chief Executive Officer were determined for 1996 by Mr. Kubacki, the Chief Executive Officer, based on the foregoing criteria.

              Incentive Compensation
              ----------------------

     The Company has generally not paid cash bonuses to executive officers as rewards for superior performance, preferring instead to reward executive officers with equity-based compensation in the form of stock options.

              Stock Options
              -------------

     The Company's current stock option plan for executive officers and other employees has been in existence since 1989. Prior to its amendment effective December 17, 1996 (subject to shareholder approval), the 1989 Employee Stock Option Plan was last amended on March 15, 1996. Under the plan, the Stock Option Committee of the Board of Directors may grant options with terms of up to ten years. The options generally become exercisable with respect to 25% of the shares covered thereby on the first anniversary of the date of grant and with respect to an additional 25% on each of the next three anniversary dates thereafter. In granting the stock options to executives, the Stock Option Committee of the Board of Directors takes into account the practices of other companies of comparable size as well as the executive's level of responsibility and past contributions to the Company, particularly in light of the Company's practice not to award cash bonuses. The Stock Option Committee did not grant any options to executive officers with respect to 1995 results because net income for the Company declined in 1995 from 1994. In December, 1996 the Stock Option Committee granted options to executive officers and other key employees as a result of improved results in 1996.

     Compensation to the Chief Executive Officer
     -------------------------------------------

     Mr. Kubacki's base salary was last increased in July, 1995. In determining Mr. Kubacki's base salary for the twelve month period which began in July, 1995, the Board considered the Company's financial performance for the prior year and over an extended period of time, Mr. Kubacki's individual performance, and his long-term contributions to the success of the Company. The Board compared Mr. Kubacki's base salary and total compensation to the base salaries and total compensation of chief executive officers at comparator companies. Because net income for the Company declined in calendar year 1995 from 1994, Mr. Kubacki's salary was not increased in July, 1996. In addition, he was not paid any cash bonus in 1996 and he was not granted any options with respect to 1995 results. In December, 1996, Mr. Kubacki was granted options to acquire up to 50,000 shares of Common Stock based on the Company's 1996 financial performance. Revenue grew by 21% in 1996 and earnings increased by 60% to $2,491,977 in 1996.

     A. Clinton Allen
     Donald F. Flynn
     Fred J. Weinert
     John J. Melk
     Werner A. Baumgartner, Ph.D.
     Raymond C. Kubacki, Jr.

COMPENSATION OF DIRECTORS

     Messrs. Kubacki, Baumgartner and Allen receive no additional compensation for serving on the Company's Board of Directors. As non-employee ("outside") directors, Messrs. Flynn, Melk and Weinert participate in the Non-Employee Director Plan. Under the Non-Employee Director Plan, each outside director automatically received a grant of an option for 25,000 shares upon the adoption of the Plan. Each such option had an exercise price equal to the market value per share of the Company's Common Stock on the automatic grant date, had a term of five years and became exercisable over a period of twenty-four months from the date of grant in equal monthly installments on a cumulative basis.

     Under the Non-Employee Director Plan as amended on March 15, 1996 each outside director automatically received, effective March 15, 1996, a grant of an option for 20,000 shares. In addition, each person serving as an outside director as of March 15 of each calendar year thereafter receives an additional automatic grant of an option to acquire 20,000 shares. All of such options are for terms of ten years, and are exercisable in full twelve (12) months after the date of grant. Each newly appointed outside director automatically receives a grant of an option to acquire 25,000 shares upon the date of appointment. All such options to newly appointed directors are for terms of ten years but become exercisable over a period of twenty-four months from the date of grant in equal cumulative monthly installments. All options granted under the Non-Employee Director Plan, as so amended, have exercise prices equal to the market value per share of the Company's Common Stock on the automatic grant date.

     Options under the Non-Employee Director Plan are not transferable by the optionee otherwise than by will or the laws of descent and distribution and terminate if the optionee ceases to serve as a member of the Company's Board of Directors. In the event of the optionee's death or permanent disability, the option becomes exercisable in full and the optionee or his heirs, legatees or legal representatives may exercise the option during the following one year period or the remainder of the option term, whichever period is shorter.

                            PSYCHEMEDICS CORPORATION
                        STOCK PRICE PERFORMANCE GRAPH(1)


                                   [GRAPHIC]








                                 12/31/91        12/31/92        12/31/93        12/31/94       12/31/95        12/31/96
                                 --------        --------        --------        --------       --------        --------

Psychemedics                     $100.00         $124.39         $114.63         $130.49        $224.39         $241.17
AMEX Market Value Index(2)       $100.00         $101.06         $120.78         $109.78        $138.77         $147.65
AMEX High Tech Sub Index(3)      $100.00         $ 84.81         $ 94.17         $ 90.65        $140.68         $153.26


(1) The above graph assumes a $100 investment on December 31, 1991, through the end of fiscal year 1996 in the Company's Common Stock, the AMEX Composite, and AMEX High Tech Stocks. The prices for the AMEX Composite and AMEX High Tech Stocks assume the reinvestment of dividends.

(2) The AMEX Market Value Index includes companies whose shares are traded on the American Stock Exchange.

(3) The AMEX High Tech Sub Index is comprised of companies which are in the high technology industry and whose shares are traded on the American Stock Exchange.

                    PRINCIPAL STOCKHOLDERS AND STOCKHOLDINGS
                                  OF MANAGEMENT

     The following table shows, as of March 14, 1997, the number of shares beneficially owned (i) by those stockholders who are known to the Company to own beneficially more than five percent of the outstanding Common Stock of the Company, (ii) by each director and nominee for director of the Company, (iii) by each named executive officer, and (iv) by all directors and executive officers as a group.

                                       Amount and Nature of       Percentage
Name                                  Beneficial Ownership(1)      Owned(2)
----                                  -----------------------      --------
H. Wayne Huizenga                           2,356,791(3)            10.8%
450 E. Las Olas Blvd.
Fort Lauderdale, Florida  33301

John J. Melk                                2,196,237(4)(5)         10.0%
676 North Michigan Avenue
Chicago, Illinois  60611

Donald F. Flynn                             2,058,080(4)(6)          9.4%
2898 Date Palm Road
Boca Raton, Florida  33432

Werner A. Baumgartner, Ph.D.                1,401,287(4)(7)          6.4%
Psychemedics Corporation
5832 Uplander Way
Culver City, California  90230

Raymond C. Kubacki, Jr.                       818,711(4)             3.6%

A. Clinton Allen                              719,583(4)             3.3%

Fred J. Weinert                               391,737(4)(8)          1.8%

Donald J. Kippenberger, Ph.D.                  27,582(4)              *

Thomas Cairns, Ph.D., Dsc.                      6,437(4)              *

All Executive Officers and                  7,635,104(9)            33.4%
Directors as a group (10 persons)

*   denotes ownership of less than 1%

(1) Shares are considered beneficially owned, for the purpose of this table only, if held by the person indicated as beneficial owner, or if such person, directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise has or shares the power to vote, to direct the voting of and/or to dispose of or to direct the disposition of such security, or if the person has the right to acquire beneficial ownership within sixty (60) days, unless otherwise indicated in these footnotes.

(2) Pursuant to the rules of the Securities and Exchange Commission, shares of Common Stock which an individual or group has a right to acquire within 60 days pursuant to the exercise of options or warrants are deemed to be outstanding for the purpose of computing the percentage ownership of such individual or group, but are not deemed outstanding for the purpose of computing the percentage ownership of any other person shown in this table.

(3) Includes (i) 1,583,467 shares held by a limited partnership controlled by said individual and (ii) 8,142 shares owned by said individual's spouse.

(4) Includes the following number of shares of Common Stock which the individual has a right to acquire within 60 days pursuant to the exercise of options: Mr. Allen - 121,025; Dr. Baumgartner - 110,725; Mr. Kubacki - 670,790; Messrs. Flynn, Melk and Weinert - 20,600 each, Dr. Kippenberger - 27,552 and Dr. Cairns - 6,437.

(5) Includes 565,419 shares held by MW Partners, Inc., a corporation controlled by said individual.

(6) Includes: (i) 298,005 shares owned by Mr. Flynn as trustee under Grantor Trust Agreement dated April 24, 1989, as amended; (ii) 1,434,481 shares held by DNB LP as to which said individual, as President and sole director of the general partner, has sole dispositive and voting power, and (iii) 304,994 shares owned by said individual's spouse.

(7) Includes 1,290,562 shares held by said individual as trustee of the Baumgartner Family Trust dated April 26, 1994.

(8) Includes 306,453 shares held by Mr. Weinert as trustee under the Fred J. Weinert, Jr. Revocable Insurance Trust u/t/a dated May 17, 1982.

(9) Include 1,013,779 shares which the executive officers and directors have the right to acquire within 60 days pursuant to the exercise of options.


                                AMENDMENT OF THE
                         1989 EMPLOYEE STOCK OPTION PLAN

          Effective as of December 17, 1996, the Board of Directors voted unanimously to amend the 1989 Employee Stock Option Plan (the "Plan") in order to: (i) bring the Plan into compliance with the recent changes to Rule 16b-3 under the Securities Exchange Act of 1934; (ii) permit the transferability of non-qualified stock options under certain circumstances; and (iii) impose an annual limit on the amount of options which may be granted in any calendar year, so as to bring the Plan into compliance with the requirements for performance based compensation pursuant to Section 162(m) under the Internal Revenue Code, subject to shareholder approval. A copy of the Plan, as amended, is included with this proxy statement as Exhibit A.

          The amendments pertaining to Section 162(m) were made in order to preserve for the Company the future deductibility of all compensation that may be deemed to be received by the Chief Executive Officer and the four other most highly compensated executive officers of the Company (the "named executive officers") in connection with awards to them under the plan that are intended to be performance-based. The changes to the Plan to meet the requirements of Section 162(m) provide that (i) the members of the Stock Option Committee which administers the Plan are to qualify as "outside directors" within the meaning of Section 162(m), and (ii) the maximum number of shares of Common Stock subject to options that may be granted under the Plan to any individual during any calendar year may not exceed 500,000.

          The Plan is intended to benefit the Company and its subsidiaries through offering certain present and future key employees a favorable opportunity to become holders of stock in the Company over a period of years, thereby giving them a permanent stake in the growth and prosperity of the Company and encouraging the continuance of their services with the Company and/or its subsidiaries.

          Options granted under the Plan are designated at "non-qualified stock options" or "incentive stock options" under Section 422 of the Internal Revenue Code of 1986. The price at which shares may be purchased pursuant to the options may not be less than the fair market value of the stock at the time the option is granted (110% of fair market value to optionees of incentive stock options who are greater than 10% stockholders). The full purchase price for the shares being purchased must be paid in cash, by check, by delivery of shares of Common Stock at the time of exercise of options, or by a combination of these methods. Each option is for a term of not less than five nor more than ten years from the date of grant, and becomes exercisable with respect to

     25% of the total number of shares subject to the option twelve months after the date of the grant and with respect to an additional 25% at the end of each twelve-month period thereafter on a cumulative basis during the succeeding three years. However, the Stock Option Committee may, in its discretion, accelerate the dates on which options become exercisable.

          Options under the Plan are not transferable by the optionee otherwise than by will or the laws of descent and distribution provided, however, that the Stock Option Committee may, in its discretion, permit optionees to transfer non-qualified options granted under the Plan to family members. The Options terminate if the optionee leaves the employ of the Company for any reason other than death, permanent disability or retirement. In the event of termination of employment because of death, permanent disability or retirement, the optionee or his heirs, legatees or legal representative may exercise the option, to the extent exercisable at the date of such death, permanent disability or retirement within one year after the date of termination.

          The grant of an option will have no immediate tax consequences to the optionee or the Company. The exercise of a non-qualified stock option will require an optionee to include in income, as compensation, the amount by which the fair market value of the acquired shares on the exercise date exceeds the option price. Upon a subsequent sale or taxable exchange of shares acquired upon exercise of a non-qualified stock option, an optionee will recognize long- or short-term capital gain or loss equal to the difference between the amount realized on the sale and the tax basis of such shares. The Company will be entitled (provided applicable withholding requirements are met) to a deduction at the same time and in the same amount as the optionee is in receipt of income in connection with the exercise of a non-qualified stock option.

          If the optionee exercises an incentive stock option and does not dispose of the acquired shares within two years after the date of grant of the option or within one year after the date of the transfer of such shares to him (a "disqualifying disposition"), the optionee will realize no compensation income and any gain or loss that the optionee realizes on a subsequent disposition of such shares will be treated as long-term capital gain or loss. For purposes of computing the alternative minimum tax, however, the option generally will be treated as if it were a non-qualified stock option. If an optionee makes a disqualifying disposition, the optionee will be required to include in income, as compensation, the lesser of (i) the difference between the option price and the fair market value of the acquired shares on the exercise date or (ii) the amount of gain realized on such disposition. In addition, depending on the amount received as a result of such disposition, the optionee may realize long-tem or short-term capital gain or loss. The Company will be entitled to a deduction at the same time and in the same amount as the optionee is in receipt of compensation income as a result of a disqualifying disposition. If there is no disqualifying disposition, no deduction will be available to the Company.

          Certain information as to option grants and exercises under the Plan on behalf of the named executive officers during the last three years is set forth under "EXECUTIVE COMPENSATION AND OTHER INFORMATION." As of March 14, 1997 options to purchase 1,705,016 shares under the Plan were outstanding and 917,092 shares were reserved and available for additional grants under the Plan. The closing price of the Company's Common Stock on the American Stock Exchange on March 14, 1997 was $7.125 per share.

          The amendment to the Plan to add the provisions pertaining to Section 162(m) under the Internal Revenue Code can only be made with the approval of the stockholders. The Board of Directors may further amend or discontinue the Plan at any time, provided that no such amendment or discontinuance may change or impair any option previously granted without the consent of the optionee or increase the maximum number of shares which may be purchased by all employees without the approval of the stockholders.

          The affirmative vote of the holders of a majority of the shares of Common Stock present or represented and entitled to vote at the Annual Meeting is necessary to ratify the amendment. If stockholders do not approve the amendment, the Company cannot grant options under the Plan to any named executive officer on or after December 17, 1996.

          THE BOARD OF DIRECTORS BELIEVES THAT THE AMENDMENT OF THE PLAN WILL CONTINUE TO PROMOTE THE LONG-TERM FINANCIAL SUCCESS OF THE COMPANY BY AFFORDING AN ADDITIONAL OPPORTUNITY TO ALIGN THE INTERESTS OF EXECUTIVE OFFICERS WITH THOSE OF STOCKHOLDERS.

          THE BOARD RECOMMENDS THAT THE STOCKHOLDERS VOTE FOR RATIFICATION OF THE AMENDMENT OF THE 1989 EMPLOYEE STOCK OPTION PLAN.

                             INDEPENDENT ACCOUNTANTS

          The Board of Directors has selected as auditors of the Company for the year ended December 31, 1997, the firm of Arthur Andersen LLP. The Company does not expect a representative of Arthur Andersen LLP to be present at the Annual Meeting.

                              STOCKHOLDER PROPOSALS

          Proposals of stockholders intended to be presented at the next Annual Meeting of Stockholders must comply with Rule 14a-8 of the Securities and Exchange Commission issued under the Securities Exchange Act of 1934, and must be received at the principal executive offices of the Company not later than December 4, 1997.


                                  OTHER MATTERS

          The Board of Directors knows of no other matters which may come before the Meeting. However, if any matter not now known is presented at the Meeting, it is the intention of the persons named in the accompanying form of proxy to vote said proxy in accordance with their judgment on such matter.

          The Company will bear the cost of solicitation of proxies. Solicitations of proxies by mail may be followed by telephone or other personal solicitation of certain stockholders by officers or other employees of the Company.


                                             By order of the Board of Directors

                                                    EDWARD S. BREWER, JR.
                                                          Secretary

     April 2, 1997

                                   EXHIBIT A
                                   ---------

                            PSYCHEMEDICS CORPORATION
                         1989 EMPLOYEE STOCK OPTION PLAN
                         -------------------------------

          1. STATEMENT OF PURPOSE. The purpose of this Employee Stock Option Plan (the "Plan") is to benefit PSYCHEMEDICS CORPORATION (the "Company") through the maintenance and development of its businesses by offering certain present and future key employees a favorable opportunity to become holders of stock in the Company over a period of years, thereby giving them a permanent stake in the growth and prosperity of the Company and encouraging the continuance of their involvement with the Company and/or its subsidiaries.

          2. ADMINISTRATION. The Plan shall be administered by the Stock Option Committee (the "Committee"), consisting of not less than two directors of the Company appointed by the Board of Directors, all of whom, shall be "non-employee directors" within the meaning of the rules and regulations promulgated under Section 16(b) of the Securities Exchange Act of 1934, and all of whom shall be "outside directors" within the meaning of the rules and regulations promulgated under Section 162(m) of the Internal Revenue Code of 1986, as amended. If no Committee shall be appointed, this Plan shall be administered by the Board of Directors, which Board shall be deemed the Committee for purposes of this Plan. The Committee shall have full and plenary authority to interpret the terms and provisions of the Plan.

          3. Eligibility. Options shall be granted only to key employees of the Company and its subsidiaries, (including officers, and including directors of the Company and its subsidiaries who are also employees) selected initially and from time to time thereafter by the Committee on the basis of their importance to the business of the Company or its subsidiaries.

          4. GRANTING OF OPTIONS. The Committee may grant options under which a total of not in excess of 3,399,000 shares of the $.005 par value Common Stock of the Company ("Common Stock") may be purchased from the Company, subject to adjustment as provided in Section 12 hereof. The Committee may, in its discretion grant under the Plan either non-qualified stock options or incentive stock options as defined in Section 422 of the Internal Revenue Code of 1986 (the "Code"). A maximum of 2,550,000 shares may be subject to options granted to Directors of the Company and/or its subsidiaries who also serve as employees, subject to adjustment as provided in Section 12 hereof. A maximum of 500,000 shares may be granted to any optionee in any calendar year, subject to adjustment as provided in Section 12 hereof. The grant of a non-qualified stock option shall be evidenced by a written Non-Qualified Stock Option Agreement, executed by the Company and the holder of a non-qualified stock option, stating the number of shares of Common Stock subject to such non-qualified stock option evidenced thereby and in such form as the Committee may from time to time determine. The grant of an incentive stock option shall be evidenced by a written Incentive Stock Option Agreement, executed by the Company and the holder of the incentive stock option, stating the number of shares of Common Stock subject to such incentive stock option evidenced thereby and in such form as the Committee may from time to time determine.

          In the event that an option expires or is terminated or canceled unexercised as to any shares, such released shares may again be optioned (including a grant in substitution for a canceled option). Shares subject to options may be made available from unissued or reacquired shares of Common Stock.

          Nothing contained in the Plan or in any option granted pursuant thereto shall confer upon any optionee any right to be continued in the employment of the Company or any subsidiary of the Company, or interfere in any way with the right of the Company or its subsidiaries to terminate an employee's employment at any time.

          5. OPTION PRICE. The option price shall be determined by the Committee and, subject to the provisions of Section 12 hereof, shall be not less than the fair market value, at the time the option is granted, of the shares of Common Stock subject to the option. If one or more incentive stock options are granted to an employee who, at the time of grant, owns more than ten (10%) percent of the total voting power of all classes of stock of the Company or its subsidiaries, the option price under such incentive stock option shall be not less than 110% of said fair market value. Such fair market value shall be deemed to be the mean of the bid and asked prices of the Common Stock at the close of the trading day next preceding the grant of the option except that if the Common Stock is then listed on any national exchange, fair market value shall be the mean between the high and low sales price on the date next preceding the grant of the option.

          6. DURATION OF OPTIONS, INCREMENTS, AND EXTENSIONS. Subject to the provisions of Section 8 hereof, each option shall be for a term of five years but may be increased by the Committee at the date of grant for a period of up to ten years. Each option shall become exercisable with respect to 25% of the total number of shares subject to the option twelve months after the date of its grant and, with respect to each additional 25%, at the end of each twelve-month period thereafter during the succeeding three years, provided however, that the Committee may, at any time during the period in which any such outstanding option is not exercisable in full accelerate the exercisability of such option subject to such terms as the Committee deems necessary and appropriate. Subject to the foregoing, all or any part of the shares to which the right to purchase has accrued may be purchased at the time of such accrual or at any time or times thereafter during the option period.

          7. EXERCISE OF OPTION. An option may be exercised by giving written notice to the Company, attention of the Secretary, specifying the number of shares to be purchased, accompanied by the full purchase price for the shares to be purchased either in cash or by check, or by shares of the Common Stock of the Company, or by a combination of these methods of payment. For this purpose, the per share value of the Common Stock of the Company shall be the fair market value on the date of exercise. Payment may also be made, in the discretion of the Committee, by delivery (including delivery by facsimile transmission) to the Company or its designated agent of an executed irrevocable option exercise form together with irrevocable instructions to a broker-dealer to sell a sufficient portion of the shares and deliver the sale proceeds directly to the Company to pay for the exercise price. Any employee holding two or more options that are partially or wholly exercisable at the same time may exercise said options (to the extent they are then exercisable) in any order the employee chooses, regardless of the order in which said options were granted.

          At the time of exercise of any option, the Company may, if it shall determine it necessary or desirable for any reason, require the optionee (or his heirs, legatees, or legal representatives, as the case may be) as a condition upon the exercise thereof to deliver to the Company a written representation of present intention to purchase the shares for investment and not for distribution. In the event such representation is required to be delivered, an appropriate legend may be placed upon each certificate delivered to the optionee upon his exercise of part or all of the option and a stop transfer order may be placed with the transfer agent. Each option shall also be subject to the requirement that, if at any time the Company determines, in its discretion, that the listing, registration or qualification of the shares subject to the option upon any securities exchange or under any state or federal law, or the consent or approval of any governmental regulatory body is necessary or desirable as a condition of or in connection with, the issue or purchase of shares thereunder, the option may not be exercised in whole or in part unless such listing, registration, qualification, consent or approval shall have been effected or obtained free of any conditions not acceptable to the Company.

          8. TERMINATION OF RELATIONSHIP - EXERCISE THEREAFTER. In the event the relationship between the Company and a director, officer or other employee who is an optionee is terminated for any reason other than death, permanent disability or retirement, such optionee's option shall expire and all rights to purchase shares pursuant thereto shall terminate immediately. Temporary absence from employment because of illness, vacation, approved leaves of absence, and transfers of employment among the Company and its subsidiaries, shall not be considered to terminate employment or to interrupt continuous employment.

          In the event of termination of said relationship because of death, permanent disability (as that term is defined in Section 22(e)(3) of the Code, as now in effect or as subsequently amended), or retirement (at age 65 or earlier as may be permitted by the Company), the option may be exercised to the extent the option was exercisable at the date of such death, permanent disability, or retirement by the optionee or, if he is not living, by his heirs, legatees, or legal representatives, as the case may be, for a period of one (1) year after the date of death, permanent disability, or retirement, but in any event not later than ten years after the date the option was granted.

          9. WITHHOLDING TAXES. Whenever the Company is required to issue or transfer shares of Common Stock under the Plan, the Company shall have the right to require the grantee to remit to the Company an amount sufficient to satisfy any federal, state and/or local withholding tax requirements prior to the delivery of any certificate or certificates for such shares. Alternatively, the Company may issue or transfer such shares of Common Stock net of the number of shares sufficient to satisfy the withholding tax requirements. For withholding tax purposes, the shares of Common Stock shall be valued on the date the withholding obligation is incurred.

          10. NON-TRANSFERABILITY OF OPTIONS. No option shall be transferable by the optionee otherwise than by will or the laws of descent and distribution; provided, however, that the Committee may, in its discretion, authorize all or a portion of the options to be granted to an optionee to be on terms which permit such optionee to: (a) designate in writing a beneficiary to exercise his option after the optionee's death; (b) transfer an option (other than an incentive stock option) to a revocable inter vivos trust as to which the optionee is both the settlor and the trustee; and (c) transfer an option (other than an incentive stock option) to any of the following permissible transferees (each a "Permissible Transferee"): (x) any member of the immediate family of the optionee to whom such option was granted, (y) any trust solely for the benefit of members of the optionee's immediate family, or (z) any partnership whose only partners are members of the optionee's immediate family; and further provided that (i) the transferee shall remain subject to all of the terms and conditions applicable to such option prior to such transfer; and (ii) any such transfer shall be subject to and in accordance with any rules and regulations prescribed by the Committee in accordance with Section 2. For purposes of this Section 10, "immediate family" shall mean, with respect to a particular optionee, such optionee's spouse, children and grandchildren. The Committee may in its discretion permit transfers to other persons or entities.

          11. LIMITATION ON AMOUNTS OF INCENTIVE STOCK OPTIONS GRANTED. The aggregate fair market value (determined as of the date of grant) of stock for which incentive stock options granted to an optionee under this Plan become first exercisable shall not exceed One Hundred Thousand Dollars ($100,000) during any calendar year.

          12. ADJUSTMENT. The number of shares subject to the Plan and to options granted under the Plan shall be adjusted as follows: (a) in the event that the outstanding shares of Common Stock of the Company is changed by any stock dividend, stock split or combination of shares, the number of shares subject to the Plan and to options granted thereunder shall be proportionately adjusted; (b) in the event of any merger, consolidation or reorganization of the Company with any other corporation or corporations, there shall be substituted, on an equitable basis as determined by the Committee, for each share of Common Stock then subject to the Plan, whether or not at the time subject to outstanding options, the number and kind of shares of Stock or other securities to which the holders of shares of Common Stock of the Company will be entitled pursuant to the transaction; and (c) in the event of any other relevant change in the capitalization of the Company, the Committee shall provide for an equitable adjustment in the number of shares of Common Stock then subject to the Plan, whether or not then subject to outstanding options. In the event of any such adjustment, the purchase price per share shall be proportionately adjusted.

          13. TERMINATION AND AMENDMENT OF PLAN. This Plan shall terminate ten years from the effective date of this Plan, and an option shall not be granted under the Plan after that date. The Plan may at any time or from time to time be terminated, modified, or amended by the affirmative vote of a majority in interest of the voting stock of the Company. The Board of Directors may at any time and from time to time modify or amend the Plan in respects as it shall deem advisable to conform to any change in the law, or in any other respect, provided that: (a) any increase in the maximum number of shares for which options may be granted under the Plan generally or to directors or any change in the provisions relating to the determination of employees to whom options shall be granted must be approved by a majority vote of the stockholders within twelve months before or after the effective date of such increase or change; and (b) the Board of Directors shall not have authority to (i) change the option prices other than to change the manner of determining the fair market value of the Common Stock for the purposes of Section 5 hereof to conform with any then applicable provisions of the Code or regulations thereunder, or (ii) extend the periods during which options may be granted or exercised, or (iii) change the provisions relating to adjustments to be made upon changes in capitalization. The termination or any modification or amendment of the Plan shall not, without the consent of any employee, affect his rights under an option previously granted to him.

          14. EFFECTIVE DATE. This Plan was originally adopted by the Board of Directors of the Company and approved by the stockholders of the Company effective September 22, 1989. The Plan was last amended effective on December 17, 1996, subject to shareholder approval at the Company's 1997 Annual Stockholders' Meeting of changes in the Plan pertaining to Section 162(m) under the Internal Revenue Code. The number of shares set forth above as being reserved for issuance under the Plan reflects the adjustment in such number of shares made as a result of the stock dividend declared by the Company on June 11, 1996.

          If the amendment of the Plan imposing an annual limit of 500,000 options to any optionee in any calendar year (to comport with Section 162(m) of the Internal Revenue Code) is ratified by the affirmative vote of the holders of a majority of the outstanding shares of Common Stock of the Company voting in person or by proxy at the 1997 Annual Stockholders' Meeting, it shall be deemed to have become effective on December 17, 1996, the effective date of approval of such amendment by the Board of Directors. Options may be granted under the plan to key employees of the Company, including the Company's Chief Executive Officer and each of the other four most highly compensated executive officers (the "named executive officers") prior to ratification of such amendment by the stockholders of the Company and, in each case, the date of grant shall be determined without reference to the date of ratification of the amendment of the Plan by the stockholders of the Company; provided, however, that if the amendment of the Plan is not ratified by the stockholders, all options granted hereunder on or subsequent to December 17, 1996 to any named executive officer shall be canceled and void.

                            PSYCHEMEDICS CORPORATION
                  PROXY FOR 1997 ANNUAL MEETING OF STOCKHOLDERS
                            TO BE HELD ON MAY 8, 1997
           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS


         The undersigned hereby appoints Werner A. Baumgartner, Ph.D. and Raymond C. Kubacki, Jr., or either of them, attorneys or attorney of the undersigned (with full power of substitution in them), to vote for and in the name of the undersigned, at the 1997 Annual Meeting of Stockholders of Psychemedics Corporation (the "Company") to be held on Thursday, May 8, 1997 at 9:30 a.m. at the Radisson Hotel & Suites Chicago, 160 East Huron Street, Chicago, Illinois and any adjournments thereof, according to the number of shares and as fully as the undersigned would be entitled to vote if personally present.

         Without limiting the general authorization hereby given, said proxies are, and each of them is, instructed to vote or act as follows on the proposals set forth in the Company's Proxy Statement dated April 2, 1997 and on such other matters as may properly come before the meeting.


        ----------------------------------------------------------------
        PLEASE VOTE, DATE, AND SIGN ON OTHER SIDE AND RETURN PROMPTLY IN
                               ENCLOSED ENVELOPE.
        ----------------------------------------------------------------
--------------------------------------------------------------------------------
Please sign this proxy exactly as your name appears on the books of the Company. Joint owners should each sign personally. Trustees and other fiduciaries should indicate the capacity in which they sign, and where more than one name appears, a majority must sign. If the shareholder is a corporation, the signature should be that of an authorized officer who should state his or her title.


--------------------------------------------------------------------------------
    HAS YOUR ADDRESS CHANGED?                        DO YOU HAVE ANY COMMENTS?

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
ww

/X/      Please mark votes as
         in this example.
                                                            With         For All
                                              For           hold         Except
1.)  Election of Directors.                  /   /         /   /          /   /

     WERNER A. BAUMGARTNER, PH.D.; RAYMOND C. KUBACKI, JR.; A. CLINTON ALLEN; DONALD F. FLYNN; JOHN J. MELK AND FRED J. WEINERT

     NOTE: IF YOU DO NOT WISH YOUR SHARES VOTED "FOR" A PARTICULAR NOMINEE, MARK THE "FOR ALL EXCEPT" BOX AND STRIKE A LINE THROUGH THE NOMINEE'S NAME. YOUR SHARES WILL BE VOTED FOR THE REMAINING NOMINEE(S).

2.)  Amendment of the Company's l989           For         Against       Abstain
     Employee Stock Option Plan               /   /        /   /           /   /

3.)  Selection of Arthur Andersen LLP as
     Auditors of the Company.                /   /        /   /            /   /


     The Board of Directors recommends a vote FOR Proposals, 1, 2 and 3

     THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR THE PROPOSALS SET FORTH IN PARAGRAPHS (1), (2) AND (3).

     PSYCHEMEDICS CORPORATION
                                                  ------------------------------

     RECORD DATE SHARES:

     Please be sure to sign and date this Proxy.                            Date
     ---------------------------------------------------------------------------

     ---------Stockholder sign here--------------------Co-owner sign here-------

     Mark box at right if an address change or comment has been noted on the reverse side of this card. / /

DETACH CARD
                            PSYCHEMEDICS CORPORATION

          Dear Shareholder:

          Please take note of the important information enclosed with this Proxy Ballot.

          Your vote counts, and you are strongly encouraged to exercise your right to vote your shares.

          Please mark the boxes on the proxy card to indicate how your shares shall be voted. Then sign the card, detach it and return your proxy vote in the enclosed postage paid envelope.

          Your vote must be received prior to the Annual Meeting of Stockholders, May 8, 1997.

          Thank you in advance for your prompt consideration of these matters.

          Sincerely,

          Psychemedics Corporation